UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 29, 2012

(Date of earliest event reported)

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

KS	1-3368	44-0236370
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

(417) 625-5100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On February 29, 2012, the Company received commitments in connection with a private placement by the Company of $88.0 million of 3.58% First Mortgage Bonds due 2027. Although no definitive agreements have been entered into at this time, we expect to enter into such agreements on or about April 2, 2012.  The first settlement of $38.0 million is anticipated to occur on or about April 2, 2012, and the second settlement of $50.0 million is anticipated to occur on or about June 1, 2012, in each case, subject to customary closing conditions.  Once issued, all bonds will have the same interest rate and will mature fifteen (15) years from the date of the first closing.  The Company expects to use the proceeds from the sale of the bonds to redeem (1) all $74,829,000 aggregate principal amount of the Company’s First Mortgage Bonds, 7.00% Series due 2024, (2) all $5,200,000 of the Company’s First Mortgage Bonds, 5.20% Pollution Control Series due 2013, and (3) all $8,000,000 of the Company’s First Mortgage Bonds, 5.30% Pollution Control Series due 2013.  The remaining proceeds, if any, will be used for general corporate purposes.

The bonds have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/ Laurie A. Delano
		Name:	Laurie A. Delano
		Title:	Vice President — Finance and Chief
Financial Officer

Dated: March 6, 2012